Exhibit 10.1

EIGHTH AMENDMENT TO LEASE

     THIS EIGHTH AMENDMENT TO LEASE (this “Eighth Amendment”) is entered into as of this 1st day of August, 2011 (the “Execution Date”), by and between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”), and REGENERON PHARMACEUTICALS, INC., a New York corporation (“Tenant”).

RECITALS

     A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of December 21, 2006 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 24, 2007 (the “First Amendment”), that certain Second Amendment to Lease dated as of September 30, 2008 (the “Second Amendment”), that certain Third Amendment to Lease dated as of April 29, 2009 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of December 3, 2009 (the “Fourth Amendment”), that certain Fifth Amendment to Lease dated as of February 11, 2010 (the “Fifth Amendment”), that certain Sixth Amendment to Lease dated as of June 4, 2010 (the “Sixth Amendment”), and that certain Seventh Amendment to Lease dated as of December 22, 2010 (the “Seventh Amendment” and, collectively with the Original Lease and the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment, and as the same may have been further amended, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 735, 745, 755, 765 and 777 Old Saw Mill River Road in Tarrytown, New York (collectively, the “Buildings”, and each a “Building”);

     B. WHEREAS, Landlord and Tenant are parties to that certain Space License Agreement (“Space License”) dated as of the December 3, 2009 whereby Tenant licenses from Landlord approximately Six Thousand Five Hundred Sixty-Eight (6,568) square feet of Rentable Area on the S-Level of the building located at 777 Old Saw Mill River Road in Tarrytown, New York (the “777 License Area Premises”);

     C. WHEREAS, Tenant desires to exercise the option set forth in Article 25 of the Space License to lease from Landlord the 777 License Area Premises, as shown on Exhibit A attached hereto, and Landlord desires to lease to Tenant the 777 License Area Premises;

     D. WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant approximately Four Hundred Forty-Nine (449) square feet of Rentable Area on the third (3rd) floor of the building located at 765 Old Saw Mill River Road in Tarrytown, New York, as shown on Exhibit B attached hereto (the “765 Elevator Lobby Premises”); and

     E. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

     1. Definitions. For purposes of this Eighth Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Eighth Amendment, is referred to herein as the “Amended Lease.”

     2. Additions to Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the following space on the following terms:

          (a) the 777 License Area Premises, effective as of the Execution Date. The parties acknowledge that Tenant has been licensing the 777 License Area Premises pursuant to the Space License. Effective as of the Execution Date, the 777 License Area Premises shall be included in the Amended Lease as a part of the Premises and the 777 License Area Premises shall be governed in all respects by the Amended Lease. The Term for the 777 License Area Premises shall expire on the Term Expiration Date for the New Premises, subject to (i) Tenant’s option to extend the Term of the Lease as provided in Article 44 of the Amended Lease and (ii) Tenant’s termination option set forth in Section 5(a) below. Commencing as of the date Landlord delivers the 777 License Area Premises to Tenant and continuing through the Term, and subject to the provisions of Section 5 hereof, Tenant shall pay to Landlord Basic Annual Rent for the 777 License Area Premises at an initial rate equal to Thirty-Four and 85/100 Dollars ($34.85) per square foot of Rentable Area per year in accordance with the terms for payment of Basic Annual Rent set forth in the Lease. Basic Annual Rent for the 777 License Area Premises shall increase annually every July 1st by two and one-half percent (2.5%) of the then-current applicable Basic Annual Rent, commencing as of July 1, 2012. In addition to Basic Annual Rent, commencing as of the date that Landlord delivers the 777 License Area Premises to Tenant, Tenant shall pay to Landlord as Additional Rent, at times specified in the Amended Lease, Tenant’s Pro Rata Share of Operating Expenses with respect to the 777 License Area Premises. For the avoidance of doubt, HVAC for the 777 License Area Premises shall be calculated in the same manner as provided in the Amended Lease with respect to the Retained Premises, and the 777 License Area Premises shall be treated as Retained Premises for the purposes of allocation of the CAM Pool Charges in accordance with Exhibit O of the Amended Lease (as of the Term commencement date for the 777 License Area Premises); and

          (b) the 765 Elevator Lobby Premises, effective as of the “765 Elevator Lobby Premises Commencement Date,” which shall be the earlier of (i) fifteen (15) business days following the Execution Date and (ii) the date that Tenant completes construction of a demising wall (“Demising Wall”), in approximately the location depicted in Exhibit B, at Tenant’s sole cost and expense. No construction management fee shall be paid to Landlord based upon the cost of installing the Demising Wall. The Term for the 765 Elevator Lobby Premises shall expire on the Term Expiration Date for the New Premises, subject to (A) Tenant’s option to extend the Term of the Lease as provided in Article 44 of the Amended Lease, (B) Tenant’s termination option set forth in Section 5(b) below and (C) the provisions of Section 5(d) below. Commencing as of the 765 Elevator Lobby Premises Commencement Date and continuing through the Term, and subject to the provisions of Section 5 hereof, Tenant shall pay to Landlord Basic Annual Rent for the 765 Elevator Lobby Premises at an initial rate equal to Five and 00/100 Dollars ($5.00) per square foot of Rentable Area per year in accordance with the terms for payment of Basic Annual Rent set forth in the Lease. Basic Annual Rent for the 765 Elevator Lobby Premises shall increase annually every July 1st by two and one-half percent (2.5%) of the then-current applicable Basic Annual Rent, commencing as of July 1, 2012. In addition to Basic Annual Rent, commencing as of the 765 Elevator Lobby Premises Commencement Date, Tenant shall pay to Landlord as Additional Rent, at times specified in the Amended Lease, Tenant’s Pro Rata Share of Operating Expenses with respect to the 765 Elevator Lobby Premises. For the avoidance of doubt, HVAC for the 765 Elevator Lobby Premises shall be calculated in the same manner as provided in the Amended Lease with respect to the Retained Premises, and the 765 Elevator Lobby Premises shall be treated as Retained Premises for the purposes of allocation of the CAM Pool Charges in accordance with Exhibit O of the Amended Lease (as of the 765 Elevator Lobby Premises Commencement Date).

     3. Tenant’s Pro Rata Shares. From and after (a) the Execution Date, with respect to the 777 License Area Premises, and (b) the 765 Elevator Lobby Premises Commencement Date with respect to the 765 Elevator Lobby Premises, the Premises shall thereafter be deemed to include the premises so delivered and Tenant’s Pro Rata Shares of the Building, Existing Project, New Project and Entire Project shall be incrementally increased by the amounts set forth in Exhibit C attached hereto. As of each such date, the defined terms in Section 2.2 of the Lease shall be automatically amended to reflect the adjustments set forth in this Section. Rentable Area and Tenant’s Pro Rata Shares are all subject to adjustment under the Amended Lease, including pursuant to Section 9.2.

     4. Parking. The parties acknowledge that, in accordance with the Lease, Tenant shall be entitled to its pro rata share of unreserved parking spaces with respect to each portion of the Premises leased to Tenant hereunder.

     5. Termination Options.

          (a) Tenant shall be entitled to terminate the Lease with respect to the 777 License Area Premises on June 30, 2014, December 31, 2015, or December 31, 2016; provided that (x) Tenant provides Landlord with no less than eighteen (18) months’ prior written notice and (y) on or before the date of such termination, Tenant pays to Landlord an amount equal to, if terminated on (i) June 30, 2014, One Hundred Ninety-Three Thousand Four Hundred Twenty-Seven and 60/100 Dollars ($193,427.60) (based on Twenty-Nine and 45/100 Dollars ($29.45) per square foot of Rentable Area of the applicable portion of the Premises), (ii) December 31, 2015, One Hundred Thirty-One Thousand Four Hundred Ninety-One and 36/100 Dollars ($131,491.36)(based on Twenty and 02/100 Dollars ($20.02) per square foot of Rentable Area of the applicable portion of the Premises), and (iii) December 31, 2016, Sixty-Eight Thousand Nine Hundred Sixty-Four and 00/100 Dollars ($68,964.00)(based on Ten and 50/100 Dollars ($10.50) per square foot of Rentable Area of the applicable portion of the Premises). If Tenant timely exercises its option to terminate the Lease with respect to the 777 License Area Premises, then Tenant shall surrender the 777 License Area Premises to Landlord on the applicable surrender date in the condition required by the Amended Lease for surrendering Premises upon the expiration.

          (b) Tenant shall be entitled to terminate the Lease with respect to the 765 Elevator Lobby Premises on June 30, 2014, December 31, 2015, or December 31, 2016; provided that Tenant provides Landlord with no less than eighteen (18) months’ prior written notice. If Tenant timely exercises its option to terminate the Lease with respect to the 765 Elevator Lobby Premises or Tenant’s lease of the 765 Elevator Lobby Premises expires or is terminated early, then Tenant shall surrender the 765 Elevator Lobby Premises to Landlord on the applicable surrender date in the condition required by the Amended Lease for surrendering Premises upon expiration.

          (c) Time is of the essence with respect to the exercise of the termination options granted in this Section 5.

          (d) In the event that (i) Tenant exercises its Quad I and II Termination Option as set forth in Section 13(b) of the Third Amendment or (ii) Tenant’s lease of any portion of the Quad I or Quad II Premises (as defined in the Third Amendment) expires or is terminated early (each of (i) and (ii), a “Quad I and II Premises Termination” and, collectively, “Quad I and II Premises Terminations”), then Tenant’s lease of the 765 Elevator Lobby Premises shall also terminate effective as of the date of such Quad I and II Premises Termination(s). Upon termination of the 765 Elevator Lobby Premises due to a Quad I and II Premises Termination(s), the 765 Elevator Lobby Premises shall be considered a Common Area under the Amended Lease and shall no longer be included as part of Tenant’s Pro Rata Share.

     6. Lease Extension Options. From and after the Execution Date, the first paragraph of Article 44 of the Lease is hereby deleted and replaced with the following:

44. Option to Extend Term. Tenant shall have three (3) options (each, an “Option”) to extend the Term of this Lease (and, in each case, the Term Expiration Date) by five (5) years, in each case on the same terms and conditions as this Lease, except as provided below. If Tenant desires to exercise any Option, Tenant must do so by giving Landlord written notice of such exercise at least one (1) year before the Term would otherwise expire. Tenant may exercise its Option to extend the Term only as to any one or more of the following: (a) the entire Retained Premises plus the Corridor Space, (b) the entire New Whole Building Premises, (c) the entire New Multiple Tenant Building Premises, (d) the Modified Additional Premises, (e) the Swap Premises and 765 Elevator Lobby Premises, (f) each full floor of the 755 Premises, (g) the 765 Expansion Premises, (h) the 765 Expansion Premises II, (i) C-Level Storage Spaces and (j) the 777 License Area Premises. If Tenant fails to exercise an Option with respect to less than all of the Premises and the time to do so has lapsed (or if a Retained Premises Early Termination or a termination pursuant to a Swap Premises Termination Option has occurred), then Tenant shall no longer have an Option with respect to those portions of the Premises for which it failed to exercise an Option. Tenant’s Options for the remaining Premises shall remain in full force and effect.

     7. Condition of Premises. Except as otherwise provided herein (including Section 2 hereof), Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the 777 License Area Premises or the 765 Elevator Lobby Premises with respect to the suitability of the same for the conduct of Tenant’s business. Tenant acknowledges that it is generally familiar with the condition of the 777 License Area Premises and the 765 Elevator Lobby Premises and, notwithstanding anything contained in the Amended Lease to the contrary, agrees to take the same in its condition “as is” as of the applicable delivery date. Tenant’s taking possession of the 777 License Area Premises and the 765 Elevator Lobby Premises, except as otherwise agreed to in writing by Landlord and Tenant, shall conclusively establish that the same were at such time in good, sanitary and satisfactory condition and repair. Notwithstanding the foregoing, Landlord represents and warrants that the Building Systems (including the HVAC systems) in the 777 License Area Premises and the 765 Elevator Lobby Premises are, and will be, in good working condition and that the same are, subject to the provisions of Section 17 of the Original Lease, currently serviced by Utilities and other base building services. Subject to Landlord’s reasonable prior approval, Tenant shall have the right, at its sole cost and expense, to convert the Johnson Controls building controls serving the 777 License Area Premises and the 765 Elevator Lobby Premises from Landlord’s network to Tenant’s network.

     8. Alterations. At Tenant’s sole cost and expense, Tenant shall be permitted to install a card reader on the freight elevator serving the 765 Elevator Lobby Premises (“Card Reader”). No construction management fee shall be paid to Landlord based upon the cost of installing the Card Reader. At Landlord’s request, Tenant shall remove the Card Reader upon the expiration or earlier termination of the Lease and shall promptly repair any damage caused thereby.

     9. Termination of Space License. Landlord and Tenant acknowledge that, concurrent with the execution and delivery of this Eighth Amendment, Landlord and Tenant are executing the Space License Termination Agreement attached hereto as Exhibit D.

     10. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Eighth Amendment, other than Studley (“Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Eighth Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

     11. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

     12. Effect of Amendment. Except as modified by this Eighth Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Eighth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Eighth Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Eighth Amendment.

     13. Miscellaneous. This Eighth Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Eighth Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

     14. Counterparts. This Eighth Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Eighth Amendment.

LANDLORD:

BMR-LANDMARK AT EASTVIEW LLC,
a Delaware limited liability company

By:      /s/ Kevin M. Simonsen
Name: Kevin M. Simonsen
Title:   VP, Real Estate Counsel

TENANT:

REGENERON PHARMACEUTICALS, INC.,
a New York corporation

By:      /s/ Murray A. Goldberg
Name: Murray A. Goldberg
Title:   Senior Vice President, Finance & Administration and Chief Financial Officer

EXHIBIT A

777 LICENSE AREA PREMISES

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A-1

EXHIBIT B

765 ELEVATOR LOBBY PREMISES AND DEMISING WALL

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B-1

EXHIBIT C

TENANT’S PRO RATA SHARES

Definition or Provision	Means the Following:	Square Feet of Rentable Area	Tenant’s Pro Rata Share of Applicable Building	Tenant’s Pro Rata Share of Existing Project (827,790)	Tenant’s Pro Rata Share of the Entire Project (1,188,310)
Portion of added “Premises” and corresponding Rentable Area	777 License Area Premises	6,568	1.80%	0.79%	0.55%
	765 Elevator Lobby Premises	449	0.22%	0.05%	0.04%

C-1

EXHIBIT D

SPACE LICENSE TERMINATION AGREEMENT

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D-1

SPACE LICENSE TERMINATION AGREEMENT

     THIS SPACE LICENSE TERMINATION AGREEMENT (this “Agreement”) is entered into as of this 1st day of August, 2011 (“Execution Date”), by and between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Owner”), and REGENERON PHARMACEUTICALS, INC., a New York corporation (“User”).

RECITALS

     F. WHEREAS, Owner and User entered into that certain Space License Agreement (“Space License”) dated as of the December 3, 2009 whereby User licenses from Owner approximately Six Thousand Five Hundred Sixty-Eight (6,568) square feet of rentable area on the S-Level of the building located at 777 Old Saw Mill River Road in Tarrytown, New York (the “License Area”);

     G. WHEREAS, the Term of the Space License continues through August 31, 2011;

     H. WHEREAS, User desires to lease the License Area pursuant to an amendment to the Original Lease (as defined in the Space License); and

     I. WHEREAS, Owner and User desire to terminate the Space License in accordance with the following provisions.

AGREEMENT

     NOW, THEREFORE, Owner and User, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

     1. Termination of Space License Agreement. The parties hereby terminate the Space License as of the Execution Date, and on the Execution Date the Space License shall be fully and finally surrendered and terminated and shall no longer be of any force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination thereof.

     2. Representation of Parties. Each party represents that it has not made any assignment, sublease, transfer, conveyance or other disposition of the Space License or any interest therein, nor made or entered into any agreement that would result in any mechanic’s lien or other claim, demand, obligation, liability, action or cause of action arising from or with respect to the Space License or the License Area.

     3. Miscellaneous.

          a. Voluntary Agreement. The parties have read this Agreement and have freely and voluntarily entered into this Agreement.

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          b. Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Agreement, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith.

          c. Successors. This Agreement shall be binding on and inure to the benefit of the parties and their successors and assigns.

          d. Counterparts. This Agreement may be executed in one or more counterparts that, when taken together, shall constitute one original.

          e. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given them in the Space License.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day hereinabove first written.

OWNER:

BMR-LANDMARK AT EASTVIEW LLC,
a Delaware limited liability company

By:      /s/ Kevin M. Simonsen
Name: Kevin M. Simonsen
Title:   VP, Real Estate Counsel

USER:

REGENERON PHARMACEUTICALS, INC.,
a New York corporation

By:      /s/ Murray A. Goldberg
Name: Murray A. Goldberg
Title:   Senior Vice President, Finance & Administration and Chief Financial Officer